Exhibit 4.10

DATED THE 18TH DAY OF FEBRURARY 2008

BETWEEN

CHINA AGRO-TECHNOLOGY LTD

AND

LEONG KIAT KEONG

_____________________________________________________________________

SALE AND PURCHASE AGREEMENT

FOR THE SALE AND PURCHASE OF INTEREST IN

TIAN AGRO-TECHNOLOGY LTD

_____________________________________________________________________

THIS AGREEMENT is made on the 18th day of February 2008.

BETWEEN:

CHINA AGRO-TECHNOLOGY LTD, a company incorporated in British Virgin Islands having a company registration number 685950 and its registered office at Nerine Chambers, P.O. Box 905, Road Town, Tortola, British Virgin Islands (hereinafter “the Purchaser”).

AND

LEONG KIAT LEONG, a Singapore Citizen holding Passport Number S7313080H and residing at Blk 820 Woodlands Street 82 #03-385 Singapore 730820 (hereinafter “the Vendor”).

WHEREAS:

A.

The Vendor has a 100 percent interest in TIAN AGRO-TECHNOLOGY LTD (hereinafter “TATL”) which represented by 1,149,107 Ordinary shares of US$1.00 each (hereinafter “the Sale Interest”).

B.

TATL, in turn, owns 100% equity interest in TIAN AGRO-TECHNOLOGY PTE LTD, a company incorporated in the Republic of Singapore bearing company registration number 200406637M and having its registered office address at 7 Temasek Boulevard #04-02 Suntec Tower One Singapore 038987 (hereinafter “TTAPL”).

C.

TATPL, in turn owns 80% equity interest in the registered capital of Qingyuan Zhao Tian Eco-Agriculture Co., Ltd., a company organized under the laws and regulations in Qingyuan City, Guang Dong Province, People’s Republic of China.

D.

The Purchaser has agreed to purchase the Sale Interest from the Vendor on the terms and conditions hereinafter appearing.

NOW IT IS HEREBY AGREED AS FOLLOWS:

1.

SALE AND PURCHASE OF SALE INTEREST

The Vendor hereby agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Vendor the Sale Interest free from all claims, charges, liens, encumbrances, equities and third party rights and together with all rights attached thereto and all dividends and distributions declared, paid or made in respect thereof for a consideration of US$1.00.

2.

COMPLETION

2.1

Completion of the sale and purchase of the Sale Interest shall take place at the offices of the CATL in Singapore on or before 18th February 2008 (hereinafter “the Completion Date”) when the Vendor shall deliver to the Purchaser all the relevant documents necessary for effecting the transfer of the Sale Interest to the Purchaser and the Purchaser shall deliver to the Vendor all relevant documents necessary for effecting the transfer of the interest in TATL to the Purchaser.

2.2

Not withstanding on the Completion in paragraph 2.1, the Purchaser further agreed to assist the Vendor in :-

(1)

Novation of Technology Transfer Agreement entered on September 1, 2006 between TATL and Sebuku Nusantara Indonesia Perkasa, including any subsequent amendments thereof to the Vendor; and

(2)

Novation of Contract for the Sale of Eucalyptus Sapling (Specie E.urophylla X E.Grandis – Serial No TAT-01) and Mico Ecosystem Energy Fertilizer entered on June 6, 2007 between TATL and Sebuku Nusantara Indonesia Perkasa to the Vendor; and

(3)

Transferring net of all the sums received from the said contracts less all the expenses paid to-date, to the bank account(s) designated by the Vendor.

3.

WARRANTIES AND REPRESENTATIONS

3.1

The Vendor hereby warrants and represents to the Purchaser that each of the following matters are as at the date hereof and will be for all times up to and including the Completion Date, true and correct in all respects:

(b)

the Vendor is the beneficial owner of the Sale Interest free from all liens, charges, pledges, options, contracts, pre-emption rights, third party rights and equities, and encumbrances of whatever nature and the same are freely transferable by the Vendor without the consent, approval, permission, license or concurrence of any third party; and

(c)

the Vendor is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, license or concurrence of any third party save as mentioned in this Agreement.

3.2

The Purchaser hereby warrants and represents to the Vendor that each of the following matters are as at the date hereof and will be for all times up to and including the Completion Date, true and correct in all respects:

(a)

the Purchaser is fully capable of entering into this Agreement and to perform all obligations and duties hereunder without the consent, approval, permission, license or concurrence of any third party save as mentioned in this Agreement.

3.3

Each of the warranties and representations, undertakings and identities contained in this Agreement will survive the completion of the sale and purchase of the Sale Interest.

3.4

Prior to the Completion Date, if any of the warranties, representations or undertakings in this Agreement are found to be materially untrue, inaccurate or misleading or have not been fully carried out in any material respect, or in the event of the Vendor becoming unable or failing to do anything required under this Agreement to be done by it at or before the Completion Date, the Purchaser may by notice in writing rescind this Agreement but without prejudice to any claim the Purchaser may have against the Vendor hereunder.

4.

ENTIRE AGREEMENT

This Agreement constitutes the entire agreement and the understanding between the parties in connection with the subject-matter of this Agreement and supersedes all previous proposals, representations, warranties, agreements or undertakings relating thereto whether oral, written or otherwise and neither party has relied on any such proposals, representations, warranties, agreements or undertakings.

5.

TIME

5.1

Time shall be of the essence of this Agreement.

5.2

No time or indulgence given by any party to the other party shall be deemed or in any way be construed as a waiver of any of its rights and remedies hereunder.

6.

CONFIDENTIALITY

Other than such disclosure as may be required by law or any competent authorities, neither of the parties hereto shall make, and the Vendor shall procure that the Company will not make any announcement or release or disclose any information concerning this Agreement or the transactions herein referred to or disclose the identity of the other party (save disclosure to their respective professional advisers under a duty of confidentiality) without the written consent of the other party.

7.

ASSIGNMENT

This Agreement shall be binding on and shall ensure for the benefits of the successors and assigns of the parties hereto but shall not be assigned by any party without the prior written consent of the other party.

8.

NOTICES AND OTHER COMMUNICATION

Any notice or other communication to be given under this Agreement shall be in writing and may be delivered by hand or given by facsimile, telex or cable.  Any such notice or communication shall be sent to the party to whom it is addressed and must contain sufficient reference and/or particulars to render it readily identifiable with the subject matter of this Agreement.  If so delivered by hand or given by facsimile, telex or cable such notice or communication shall be deemed received on the date of dispatch and if so sent by post (or, if sent to an address outside of British Virgin Islands, so sent by first class air-mail) shall be deemed received 2 business days after the date of dispatch.

9.

COST AND EXPENSES

Each party shall bear its legal and professional fees, costs and expenses incurred in the negotiations, preparation and execution of this Agreement.

10.

GOVERNING LAW

This Agreement shall be governed by and construed in accordance with the laws of Singapore.

IN WITNESSS whereof the parties hereto have executed this Agreement the day and year first above written.

THE VENDOR

The Common Seal of

)

CHINA AGRO-TECHNOLOGY LTD

)

was affixed in the presence of

)

Director of the Company:

)

)

)

)

/s/ Dr. HE TIAN

)

Dr. HE TIAN

)

THE PURCHASER

Signed, Sealed and Delivered by

LEONG KIAT KEONG

)

)

/s/ Leong Kiat Keong

)

LEONG KIAT KEONG

)

)

)

Witnessed by :-

)

)

/s/ PAW YEW HOCK

)

PAW YEW HOCK

)

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